                                                                    EXHIBIT 99.1

   This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is
   P.O. Box 506625 Dubai, United Arab Emirates.

   Name of Designated Filer:  Senate Limited, Trustee
   Date of Event Requiring Statement:  August 27, 2013

   Issuer Name and Ticker or Trading Symbol:  SONUS NETWORKS INC [SONS]

                                 /s/ Mark A. Stoleson
                                 -------------------------------------------
                                 Mark A. Stoleson, Director of Senate Limited

                                 GALAHAD SECURITIES LIMITED

                                        /s/ Mark A. Stoleson
                                 By:    ------------------------------------
                                        Mark A. Stoleson, Director

                                 LEGATUM CAPITAL LIMITED

                                        /s/ Mark A. Stoleson
                                 By:    ------------------------------------
                                        Mark A. Stoleson, Director

                                 LEGATUM GLOBAL HOLDINGS LIMITED

                                        /s/ Mark A. Stoleson
                                 By:    ------------------------------------
                                        Mark A. Stoleson, Director

                                 SENATE LIMITED, acting on behalf
                                  of that certain trust formed
                                  under the laws of the Cayman
                                  Islands as of 1 July, 1996

                                        /s/ Mark A. Stoleson
                                 By:    ------------------------------------
                                        Mark A. Stoleson, Director